Exhibit 12.2

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Chartered Accountants 1250 René-Lévesque Boulevard West Suite 2800 Montreal, Quebec Canada H3B 2G4 Telephone +1 (514) 205 5000 Facsimile +1 (514) 876 1502

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-102792) of Mamma.com Inc. (formerly Intasys Corporation) of our Auditors' Report dated February 24, 2004 (except for Note 26 which is as at April 15, 2004) and our Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Difference dated February 24, 2004, (except for Note 26 which is as at April 15, 2004) relating to the consolidated financial statements of Mamma.com Inc. (formerly Intasys Corporation) which appear in this Annual Report to shareholders on Form 20-F.

s/s PricewaterhouseCoopers LLP

Chartered Accountants
Montreal, Quebec, Canada
May 18, 2004

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.

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